UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

NUZEE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

1401 Capital Avenue, Suite B, Plano, Texas 75074
(Address of principal executive offices)

(760) 295-2408
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.02	Termination of a Material Definitive Agreement

On August 5, 2022, NuZee, Inc. (the “Company”) terminated its Equity Distribution Agreement, dated December 28, 2021 (the “ATM Agreement”), with Maxim Group LLC (the “Agent”), pursuant to which the Company could from time to time offer and sell up to an aggregate of $20.0 million of shares of its common stock, subject to any applicable limits when using Form S-3, through the Agent in “at-the-market-offerings” (the “ATM Program”), as defined in Rule 415 under the Securities Act of 1933, as amended. Prior to termination, the Company issued and sold 49,326 shares of its common stock under the ATM Agreement, raising net proceeds of $95,256. The Company terminated the ATM Agreement because it does not intend to raise additional capital through the ATM Program.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 001-39338) filed with the Securities and Exchange Commission on December 28, 2021 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: August 5, 2022	By:	/s/ Patrick Shearer
	Name:	Patrick Shearer
	Title:	Chief Financial Officer